Exhibit 99.1

NEWS RELEASE

RANGE ANNOUNCES PRICING OF SENIOR NOTES

FORT WORTH, TX – January 9, 2020 -- RANGE RESOURCES CORPORATION (NYSE: RRC) (“Range” or the “Company”) announced today that it has priced at par an offering of $550 million aggregate principal amount of senior notes due 2026 (the “notes”), which will carry an interest rate of 9.25%. Range expects that the net proceeds of the offering will be approximately $541.6 million. The size of the offering was increased from the previously announced $500 million to $550 million.

On January 8, 2020, Range also commenced tender offers to purchase for cash (the “Tender Offers”), subject to certain conditions, up to $500 million aggregate principal amount of its outstanding 5.750% senior notes due 2021, 5.875% senior notes due 2022 and 5.000% senior notes due 2022 (collectively, the “Target Notes”). Range intends to use the net proceeds from the offering to purchase Target Notes in the Tender Offers, including fees and expenses incurred in connection therewith, with the remainder of the net proceeds to be used to repay borrowings under its bank credit facility.

Range expects to close the sale of the notes on January 24, 2020, subject to the satisfaction of customary closing conditions.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The notes were offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas, NGL and oil producer with operations focused on stacked-pay projects in the Appalachian Basin. The Company pursues an organic development strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities. The Company is headquartered in Fort Worth, Texas.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any of the notes referred to above. There shall not be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of an offering memorandum.

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including those related to the Company’s securities offering. These statements are based on assumptions and estimates that Range’s management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of Range’s hedging transactions, the costs and results of actual drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and regulatory changes. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Manager of Corporate Communications

724-873-3223

mwindle@rangeresources.com

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